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                                                                Exhibit 10(g)(4)

                                 THIRD AMENDMENT

                                       TO

                               THE SCOTTS COMPANY

                            EXECUTIVE RETIREMENT PLAN

      WHEREAS, The Scotts Company (the "Company") sponsors The Scotts Company Executive Retirement Plan (the "Plan"); and

      WHEREAS, the Company wants to amend the Plan to require that deferral elections be expressed as a percentage of compensation (and not as a flat dollar amount);

      NOW, THEREFORE, effective as of January 1, 2003:

1.    Paragraph (1) of Section IV.B of the Plan is amended to provide:

            (1) With respect to each Plan Year, an Eligible Employee may elect to have a percentage of his Executive Incentive Pay which is to be awarded to him by the Employer for the Plan Year in question allocated to his Deferred Executive Incentive Pay Account and paid on a deferred basis pursuant to the terms of the Plan. To exercise such an election for any Plan Year, within thirty (30) days after the Executive Annual Incentive Plan is finalized for the Plan Year, the Eligible Employee must advise the Employer of his election, in writing, on an Executive Incentive Pay Deferral Election. Such Executive Incentive Pay Deferral Election shall apply only to Executive Incentive Pay payable to the Participant after the date on which the Executive Incentive Pay Deferral Election is received by the Administrative Committee. If an Eligible Employee terminates employment or changes to an employment status other than an Eligible Employee, his election to defer Executive Incentive Pay shall terminate and no additional amounts shall be deferred.

2.    Paragraph (3) of Section IV.B of the Plan is amended to provide:

            (3) If an Executive Incentive Pay Deferral Election is submitted to the Administrative Committee in accordance with this Section, the Employer will allocate to the Participant's Deferred Executive Incentive Pay Account the percentage of Executive Incentive Pay specified in the Executive Incentive Pay Deferral Election.
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3.    Paragraph (1) of Section IV.C of the Plan is amended to provide:

            (1) With respect to each pay period, subject to the maximum percentage deferral permitted under the terms of the Qualified Plan, an Eligible Employee may elect to have a percentage of his Compensation which is to be paid to him by the Employer for the pay period in question allocated to his Deferred Compensation Account and paid on a deferred basis pursuant to the terms of the Plan. To exercise such election for any Plan Year, within thirty (30) days prior to the beginning of such Plan Year, the Eligible Employee must advise the Employer of his election, in writing, on a Compensation Deferral Election. Such Compensation Deferral Election shall apply only to Compensation payable to the Participant after the date on which the Compensation Deferral Election is received by the Administrative Committee. If an Eligible Employee terminates employment or changes to an employment status other than an Eligible Employee, his election to defer Compensation shall terminate and no additional amounts shall be deferred. A Participant shall be permitted, pursuant to this
      Section IV.C. to defer amounts of his Compensation that could otherwise have been contributed to the Qualified Plan, for such Plan Year, were it not for the application of any of the Statutory Limits. If, during the Plan Year, in the sole discretion of the Administrative Committee and the administrator of the Qualified Plan, contribution percentages under the Qualified Plan must be further reduced to insure passage of the ADP Test and/or the ACP Test, or Participants' contributions to the Qualified Plan must be reduced to satisfy the Deferral Limit, any reduced contribution attributable to Participants of this Plan shall be deferred automatically under this Plan. However, if it is determined after the end of the Plan Year that the ADP and/or the ACP Test would be failed, any and all corrective action will be taken in accordance with the rules of the Qualified Plan and no additional amounts may be deferred under this Plan for that Plan Year.

      IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the 1st day of December, 2002.


                                     THE SCOTTS COMPANY

                                     By:  /s/ George A. Murphy
                                         ---------------------------------------
                                         George A. Murphy, Vice President --
                                         Global Compensation and Benefits